THE REPRESENTATIVE'S WARRANTS EVIDENCED AND REPRESENTED BY THIS CERTIFICATE (THE "REPRESENTATIVE'S WARRANTS") AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "WARRANT SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WITH THE SECURITIES ADMINISTRATORS OF CERTAIN STATES UNDER THE SECURITIES ("BLUE SKY") LAWS OF SUCH STATES. HOWEVER, NEITHER THE REPRESENTATIVE'S WARRANTS NOR SUCH WARRANT SHARES MAY BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND UNDER THE APPLICABLE BLUE SKY LAWS, AS ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY.

THIS REPRESENTATIVE'S WARRANT AND THE WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS OTHERWISE PROVIDED HEREIN AND THE HOLDER OF THIS REPRESENTATIVE'S WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS REPRESENTATIVE'S WARRANT OR THE WARRANT SHARES EXCEPT AS OTHERWISE PROVIDED HEREIN.


                                UTEK CORPORATION

            Representative's Warrant for the Purchase of Common Stock

No. UW-001                                     100,000 Representative's Warrants

         THIS CERTIFIES that, for receipt in hand of $30 and other value received, SCHNEIDER SECURITIES, INC. (the "Holder"), is entitled to subscribe for and purchase from UTEK CORPORATION, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time, or from time to time, after __________ ____,2000, and before 5:00 p.m. Mountain time on _________ ___, 2005 (the "Exercise Period"), 100,000 shares of Common Stock (the "Warrant Shares"), at a price of $9.90 per Warrant Share (the "Exercise Price"), or 165% of the offering price of Common Stock to be sold by the Company in a public offering (the "Public Offering") at or prior to the date hereof.

         The term the "Holder" as used herein shall include any transferee to whom this Representative's Warrant has been transferred in accordance with the above. As used herein the term "this Representative's Warrant" shall mean and include this Representative's Warrant and any Representative's Warrant or Representative's Warrants hereafter issued as a consequence of the exercise or transfer of this Representative's Warrant in whole or in part, and the term "Common Stock" shall mean and include the Company's Common Stock with ordinary voting power, which class at the date hereof is publicly traded.

         1. This Representative's Warrant may not be sold, transferred, assigned, pledged or hypothecated until October ___, 2001 (12 months from the Effective Date of the Registration Statement on which it is initially registered) except that it may be transferred, in whole or in part, (i) to one or more officers or partners of the Holder (or the officers or partners of any such partner); (ii) to a member of the underwriting syndicate and/or its officers or partners; or (iii) by operation of law. After October __, 2001, this Representative's Warrant may be sold, transferred, assigned or hypothecated in accordance with applicable law and the terms of this Representative=s Warrant.

         2. a. This Representative's Warrant may be exercised during the Exercise Period as to the whole or any lesser number of Warrant Shares, by the surrender of this Representative's Warrant (with the election attached hereto duly executed) to the Company at its office at 202 South Wheeler Street, Plant City, Florida, or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Representative's Warrant is being exercised.

                  b. Upon written request of the Holder, and in lieu of payment for the Warrant Shares by check in accordance with paragraph 2(a) hereof, the Holder may exercise the Representative's Warrant (or any portion thereof) for and receive the number of Warrant Shares equal to a fraction, the numerator of which equals (i) the amount by which the Current Market Price of the Common Stock for the ten (10) trading days preceding the date of exercise exceeds the Exercise Price per Share, multiplied by (ii) the number of Warrant Shares to be purchased; the denominator of which equals the Current Market Price.

                  c. For the purposes of any computation under this Representative's Warrant, the "Current Market Price" at any date shall be the closing price of the Common Stock on the business day next preceding the event requiring an adjustment hereunder. If the principal trading market for such securities is an exchange, the closing price shall be the reported last sale price on such exchange on such day provided if trading of such Common Stock is listed on any consolidated tape, the closing price shall be the reported last sale price set forth on such consolidated tape. If the principal trading market for such securities is the over-the-counter market, the closing price shall be the last reported sale price on such date as set forth by The Nasdaq Stock Market, Inc., or, if the security is not quoted on such market, the average of the closing bid and asked prices as set forth in the National Quotation Bureau pink sheets or the Electronic Bulletin Board System for such day. Notwithstanding the foregoing, if there is no reported last sale price or average closing bid and asked prices, as the case may be, on a date prior to the event requiring an adjustment hereunder, then the current market price shall be determined as of the latest date prior to such day for which such last sale price or average closing bid and asked prices are available.

         3. Upon each exercise of this Representative's Warrant, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Representative's Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Representative's Warrant should be exercised in part only, the Company shall, upon surrender of this Representative's Warrant for cancellation, execute and deliver a new Representative's Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         4. The Representative's Warrants shall be registered in a Representative's Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Representative's Warrant on the Representative's Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Representative's Warrant on the part of any other person. The Representative's Warrants shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Representative's Warrant or Representative's Warrants to the person entitled thereto. The Representative's Warrants may be exchanged, at the option of the Holder thereof, for another Representative's Warrant, or other Representative's Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof) upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause the Representative's Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), or applicable state blue sky laws and the rules and regulations thereunder.

         5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Representative's Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares issuable upon exercise of this Representative's Warrant shall be validly issued, fully paid, nonassessable, and free of preemptive rights.
         6. a. If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of Warrant Shares subject to this Representative's Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the number of Warrant Shares subject to this Representative's Warrant immediately prior to such combination shall be proportionately decreased. Any corresponding adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

                  b. If the Company after the date hereof shall distribute to the holders of its Common Stock any securities or other assets (other than a distribution of Common Stock or a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Exercise Price in effect immediately prior to the record date of such distribution as may be necessary to preserve the rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to such distribution. Any such adjustment made in good faith by the Board of Directors shall be final and binding upon the Holder and shall become effective as of the record date for such distribution.

                  c. No adjustment in the number of Warrant Shares subject to this Representative's Warrant shall be required unless such adjustment would require an increase or decrease in such number of Warrant Shares of at least 1% of the then adjusted number of Warrant Shares issuable upon exercise of this Representative's Warrant, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Stock or issue any additional Common Stock as a dividend, said percentage shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or dividend of Common Stock so as to appropriately reflect the same. If the Company shall make a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Warrant Shares subject to this Representative's Warrant shall be required by reason of the making of such record.

                  d. Whenever the number of Warrant Shares purchasable upon the exercise of this Representative's Warrant is adjusted as provided herein, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by respectively multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Representative's Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

                  e. In case of any reclassification of the outstanding Common Stock (other than a change covered by (a) hereof or which solely affects the par value of such Common Stock) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Representative's Warrant shall have the right thereafter (until the expiration of the right of exercise of this Representative's Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of Warrant Shares obtainable upon the exercise of this Representative's Warrant immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by
         (a) above, then such adjustment shall be made pursuant to both this paragraph (e) and paragraph (a). The provisions of this paragraph (e) shall similarly apply to successive re- classifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

                  f. i. Upon occurrence of each event requiring an adjustment of the Exercise Price and of the number of Warrant Shares purchasable upon exercise of this Representative's Warrant in accordance with, and as required by, the terms hereof, the Company shall forthwith compute the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance herewith. The Company shall give to each Holder of the Representative's Warrants a copy of such computation which shall be conclusive and shall be binding upon such Holders unless contested by Holders by written notice to the Company within thirty (30) days after receipt thereof.

                           ii. In case the Company after the date hereof shall
                  propose to take any action requiring adjustment of the number of Warrant Shares pursuant to paragraph 6(a), (b) or (e), or the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall make the computation described above and if an adjustment to the Exercise Price is required, the Company shall notify the Holders of the Representative's Warrants of such proposed action, which shall specify the record date for any such action or if no record date is established with respect thereto, the date on which such action shall occur or commence, or the date of participation therein by the holders of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number, or kind, or class of shares or other securities or property obtainable upon exercise of this Representative's Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given at least fifteen (15) days prior to the record date for determining holders of the Common Stock for purposes of any such action, and in the case of any action for which a record date is not established then such notice shall be mailed at least fifteen (15) days prior to the taking of such proposed action.

                           iii. Failure to file any certificate or notice or to
                  give any notice, or any defect in any certificate or notice, shall not effect the legality or validity of the adjustment in the Exercise Price or in the number, or kind, or class of shares or other securities or property obtainable upon exercise of the Representative's Warrants or of any transaction giving rise thereto.

                  g. The Company shall not be required to issue fractional Warrant Shares upon any exercise of the Representative's Warrants. As to any final fraction of a Share which the Holder of a Representative's Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market price of a share of such stock on the business day preceding the day of exercise. The Holder of a Representative's Warrant, by his acceptance of a Representative's Warrant, expressly waives any right to receive any fractional Warrant Shares.

                  h. Regardless of any adjustments pursuant to this section in the Exercise Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of a Representative's Warrant, a Representative's Warrant may continue to express the Exercise Price and the number of Warrant Shares obtainable upon exercise at the same price and number of Warrant Shares as are stated herein.

                  i. The number of Warrant Shares, the Exercise Price and all other terms and provisions of the Company's agreement with the Holder of this Representative's Warrant shall be determined exclusively pursuant to the provisions hereof.

                  j. The above provisions of this section 6 shall similarly apply to successive transactions which require adjustments.

                  k. Notwithstanding any other language to the contrary herein,
         (i) the anti-dilution terms of this Representative's Warrant will not be enforced so as to provide the Holder the right to receive, or for the accrual of, cash dividends prior to the exercise of this Representative's Warrant, and (ii) the anti-dilution terms of this Representative's Warrant will not be enforced in such a manner as to provide the Holder with disproportionate rights, privileges and economic benefits not provided to purchasers of the Common Stock in the Public Offering.

         7. The issuance of any Warrant Shares or other securities upon the exercise of this Representative's Warrant and the delivery of certificates or other instruments representing such securities, or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         8. a. If, at any time after October ___, 2000 (the Effective Date of the Registration Statement), and ending October ___, 2007 (seven years after the Effective Date of the Registration Statement), the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while Warrant Shares are available for purchase upon exercise of this Representative's Warrant or while any Warrant Shares (collectively, the Representative's Warrants and the underlying Warrant Shares, the "Representative's Securities") are outstanding, the Company shall, on two occasions only, give the Holder and all the then holders of such Representative's Securities at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 10 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such holder and the underwriting discounts, if any, payable in respect of the securities sold by the Holder or any such holder), register or qualify the Representative's Securities of the Holder or any such holders who shall have made such request concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Representative's Securities requested to be registered. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Representative's Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holder or any such holder who shall have requested registration of his or its Representative's Securities shall delay the offering and sale of such Representative's Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that no such delay shall be required as to any Representative's Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Representative's Securities which were requested to be included in such registration. The Company shall not be required to complete any registration commenced under this paragraph 8(a) if it determines for any reason not to proceed with the offering of securities it proposed to register.

                  b. If at any time after October ___, 2000 (the Effective Date of the Registration Statement), and before October ___, 2005 (five years after the Effective Date of the Registration Statement), the Company shall receive a written request from holders of Representative's Securities who, in the aggregate, own (or upon exercise of all Representatives Warrants will own) a majority of the total number of Warrant Shares, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Representative's Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file and obtain effectiveness of one such registration statement. All expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Holder or such holders and underwriting discounts, if any, payable in respect of the Representative's Securities sold by the Holder or any such holder) shall be borne by the Company. Notwithstanding the foregoing, if the

         Company shall furnish to each of the Holders a certificated signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Director of the Company it would be significantly disadvantageous to the Company and its shareholders for such a registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request to effect such a registration; provided, however, that the Company may not utilize this right more than once; and provided, further, that the holders who made such written request to effect such registration, may, at any time in writing during this 90-day deferral, withdraw such request for such registration and thereby preserve the right provided in this paragraph 8b to again request such registration; and provided further, however, that during such 90-day period and for a period of 30 days after the effectiveness of such registration statement, the Company will not file any registration statement(s) relating to an offering or sale of shares of its Common Stock by the Company or any selling shareholder other than the Holders.

                  c. In the event of a registration pursuant to the provisions of this paragraph 8, the Company shall use its best efforts to cause the Representative's Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this paragraph 8(c) in which it is not otherwise required to qualify to do business and provided further, that the Company has no obligation to qualify the Representative's Securities where such qualification would cause any unreasonable delay or expenditure by the Company.

                  d. The Holders agree not to effect any public sale or public distribution of equity securities of the Company or any securities exercisable for such securities, during the seven days prior to and the 60-day period beginning on the effective date of any underwritten registration in which Representative=s Securities are included (except as part of such underwritten registration) unless the managers managing the registered public offering otherwise agree.

                  e. The Company shall keep effective any registration or qualification contemplated by this paragraph 8 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such holders to complete the offer and sale of the Representative's Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Holder and such holders are first free to sell such Representative's Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect beyond such period with respect to securities other than the Representative's Securities, the Company shall keep such registration or qualification in effect as it relates to the Representative's Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                  f. In the event of a registration pursuant to the provisions of this paragraph 8, the Company shall furnish to the Holder and to each such holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents as the Holder or such holders may reasonably request in order to facilitate the disposition of the Representative's Securities included in such registration.

                  g. In the event of a registration pursuant to the provisions of this paragraph 8, the Company shall furnish the Holder and each holder of any Representative's Securities so registered with an opinion of its counsel to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to such counsel's actual knowledge has the Securities and Exchange Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order and (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder. Such counsel shall also provide a Blue Sky Memorandum setting forth the jurisdictions in which the Representative's Securities have been registered or qualified for sale pursuant to the provisions of paragraph 8(c).

                  h. The Company agrees that until all the Representative's Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Representative's Securities to sell such securities under Rule 144.

                  i. The Holder and any holders who propose to register their Representative's Securities under the Act shall execute and deliver to the Company a selling stockholder questionnaire on a form to be provided by the Company. Prior to filing any registration statement, or any amendments or supplements thereto, which includes any Representative=s Securities, the Company will furnish to counsel for each Holder or other holder who has included Representative=s Securities in such registration statement copies of all documents proposed to be filed, which documents will be subject to the timely review of such counsel. Each Holder or other holder shall be responsible for all fees and expenses of its own counsel. The Company shall allow each such Holder or other holder to conduct any desired due diligence in connection with such review. Each Holder and such other holders agree to provide all such information and materials and take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement.

                  j. The Company shall not be required by the terms hereof to file a Registration Statement if, in the opinion of counsel to the holders of the Representative=s Warrants and Warrant Shares and counsel for the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the holders of Representative=s Warrants and Warrant Shares and the Company), the proposed public offering or other transfer as to which such Registration Statement is requested to be filed is exempt from applicable federal and state securities laws, rules and regulations and would result in unaffiliated purchasers or transferees obtaining securities that are not "restricted securities" as that term is defined in Rule 144 under the Act.

         9. a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Representative's Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or
         (B) in any application or other document or communication (in this Section 9 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Representative's Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Representative's Securities by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Representative's Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Representative's Warrant.

                  If any action is brought against the Holder or any holder of any of the Representative's Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may otherwise have to Holder or any holder of any of the Representative's Securities) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

                  b. The Holder and each holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering the Representative's Securities held by the Holder and each holder and each other person, if any, who controls the Company within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act, and each underwriter of an underwritten offering, to the same extent as the foregoing indemnity from the Company to the Holder and each holder in paragraph 9(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder and each holder by or on behalf of the Holder and each holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder and each holder pursuant to this paragraph 9(b), the Holder and each holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 9(a).

                  c. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to paragraph 9(a) or 9(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or
         (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise because the indemnification provided for in this Section 9 is for any reason held to be unenforceable by the Company and the Holder and any holder, then the Company (including for this purpose any contribution made by or on behalf of (i) any director of the Company, (ii) any officer of the Company who signed any such registration statement and (iii) any controlling person of the Company), as one entity, and the Holder and any holder of any of the Representative's Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of the Holder or any holder), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Representative's Securities included in such registration, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission.

         The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 9(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph 9(c), each person, if any, who controls the Holder or any holder of any of the Representative's Securities within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
         Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph 9(c). Anything in this paragraph 9(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph 9(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

         10. Unless the Representative's Securities have been registered or an exemption from such registration is available, the Warrant Shares issued upon exercise of the Representative's Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing any such Warrant Shares shall bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR HAVE THEY BEEN REGISTERED UNDER THE SECURITIES ("BLUE SKY") LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER THE APPLICABLE STATE SECURITIES ("BLUE SKY") LAWS OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND LAWS IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, WHICH MAY NECESSITATE A WRITTEN OPINION OF SELLER'S COUNSEL SATISFACTORY TO COMPANY COUNSEL.

         11. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Representative's Warrant (and upon surrender of any Representative's Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Representative's Warrant of like date, tenor and denomination.

         12. The Holder of any Representative's Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Representative's Warrant.

         13. This Representative's Warrant shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws.

Dated: October ____, 2000

                             UTEK CORPORATION


                             By: __________________________________________
[SEAL]                           Clifford M. Gross, Chief Executive Officer

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Representative's Warrant.)

         FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto ________________________ Representative's Warrants to purchase __________ shares of Common Stock of UTEK Corporation (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer such Representative's Warrants on the books of the Company, with full power of substitution.

Dated:_____________________




Signature: ______________________________________


Signature Guaranteed:








                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Representative's Warrant in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.

                              ELECTION TO EXERCISE

             (To be executed by the holder if such holder desires to
                 exercise the attached Representative's Warrant)

         The undersigned hereby exercises his or its rights to subscribe for __________ shares of Common Stock covered by the within Representative's Warrant (each as defined in the within Representative's Warrant) and tenders payment herewith in the amount of $__________ in accordance with the terms thereof, and requests that certificates for such Warrants be issued in the name of, and delivered to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                   (Print Name, Address and Social Security or
                           Tax Identification Number)

and, if such number of Warrants (or portions thereof) shall not be all the Warrants covered by the within Representative's Warrant, that a new Representative's Warrant for the balance of the Representative's Warrants (or portions thereof) covered by the within Representative's Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Name:___________________________________________________________________________
                                     (Print)

Address:________________________________________________________________________



       (Signature)

Dated: Signature Guaranteed:


                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Representative's Warrant in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.